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                                                                   Exhibit 10(b)

                      Consent of Independent Accountants

We hereby consent to the following with respect to Post-Effective Amemdment No. 24 and Amendment No. 20 to the Registration Statement on Form N-4 (File No. 2-77283), filed on behalf of The Penn Mutual Life Insurance Company and Penn Mutual Variable Annuity Account III under the Securities Act of 1933 and the Investment Company Act of 1940:

     1. The inclusion in the Statement of Additional Information of our report dated January 31, 1997 on our audits of the consolidated financial statements of The Penn Mutual Life Insurance Company as of December 31, 1996 and for the two years in the period ended December 31, 1996.

     2. The inclusion in the Statement of Additional Information of our report dated April 7, 1997, on our audit of the financial statement of Penn Mutual Variable Annuity Account III for the year ended December 31, 1996.

     3. The reference to our firm under the heading of "Experts" in the Registration Statement.


/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 20, 1998